Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Annual Report of Gamecorp Ltd.. (the “Registrant”) on Form 20-F for the period ending September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John G. Simmonds, CEO and CFO of the Registrant, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Gamecorp Ltd.

Date: April 13, 2010	By:	/s/ John G. Simmonds
Name: John G. Simmonds
Title : Principal Executive Officer and Principal Financial Officer CEO, CFO, Director and Chairman of the Board